UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 21, 2009

DATATRAK International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20699	34-1685364
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6150 Parkland Boulevard, Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-443-0082

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Dr. Jeffrey A. Green, Chief Executive Officer.

Effective January 21, 2009, Dr. Jeffrey A. Green stepped down from his position as Chief Executive Officer of the Company, as well as a member of the Company’s Board of Directors (the "Board") in connection with a mutually desired management transition.

In connection with his separation from the Company, Dr. Green entered into a Separation Agreement and Release of Claims (the "Separation Agreement") pursuant to which, among other things, Dr. Green will be entitled to the rights, obligations, payments and benefits as provided by the Employment Agreement between the Company and Dr. Green, dated February 5, 2001, as subsequently amended on December 31, 2008 (the "Employment Agreement"), in the event of a "Termination by Employee for Good Reason" (as such term is defined in the Employment Agreement). Pursuant to the Employment Agreement, Dr. Green will continue to receive his salary at a rate equal to the rate received immediately prior to his separation from the Company for a period of twenty-four (24) months, commencing on the first regular payday following January 21, 2009 (the "Date of Separation") through and including January 20, 2011. In addition, commencing on the Date of Separation and continuing for a period of twenty-four (24) months (the "Consulting Period"), Dr. Green will provide certain advisory and consulting services regarding the business of the Company ("Consulting Services"). As additional consideration for his Consulting Services, the Company will pay Dr. Green a one-time retainer of $1,000 and provide certain health/medical insurance benefits during the three-month period following the Date of Separation. Dr. Green’s Consulting Services will be subject to the Indemnification Agreement dated February 29, 1996 between the Company and Dr. Green.

The Separation Agreement includes a mutual release of claims each party may have against the other. The Separation Agreement also provides that notwithstanding anything to the contrary in any of the stock option agreements between the Company and Dr. Green, Dr. Green shall only have the right to exercise stock options under such stock option agreements for a period of ninety (90) days following the Date of Separation.

In accordance with the requirements of the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Dr. Green may revoke the Separation Agreement at any time prior to January 28, 2009.

The Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing discussion of the terms and conditions of the Separation Agreement is qualified in its entirety by reference to the full text of such exhibit.

On January 21, 2009, the Company issued a press release announcing Dr. Green’s separation from the Company. A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.

(c) Appointment of Laurence P. Birch as Interim Chief Executive Officer.

Effective January 21, 2009, the Board appointed Laurence P. Birch as Interim Chief Executive Officer. Mr. Birch will continue to serve as the Chairman of the Board in addition to his service as Interim Chief Executive Officer.

Mr. Birch, 49, has served on the Board since April 16, 2007, and as chairman since May 15, 2008. The information regarding Mr. Birch required under Items 401(b), (d) and (e) of Regulation S-K is included under the heading "Election of Directors" of the Company’s definitive Proxy Statement, dated May 8, 2008, and is incorporated herein by reference.

Following his appointment as Interim Chief Executive Officer and for so long as he remains in such position, Mr. Birch will not qualify as an "independent" director under the listing standards of the Nasdaq Stock Market. As a result, the Company intends to make appropriate changes in the composition of various committees of the Board.

There is no arrangement or understanding between Mr. Birch and any other person pursuant to which Mr. Birch was appointed as Interim Chief Executive Officer. There are no transactions in which Mr. Birch has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

(c) Appointment of Raymond J. Merk as Chief Operating Officer.

Effective January 21, 2009, the Board appointed Raymond J. Merk as Chief Operating Officer. Mr. Merk will continue to serve as the Company’s Vice President of Finance, Chief Financial Officer and Treasurer, in addition to his service as Chief Operating Officer.

Mr. Merk, 49, joined the Company in July 2006 as our Controller and has been Vice President of Finance, Chief Financial Officer and Treasurer since August 2007. From April 2000 to July 2006 Mr. Merk served as Director of Finance for EmployOn, Inc., an aggregator of online job postings.

There is no arrangement or understanding between Mr. Merk and any other person pursuant to which Mr. Merk was appointed as Chief Operating Officer. There are no transactions in which Mr. Merk has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Separation Agreement and Release of Claims dated January 21, 2009 between DATATRAK International, Inc. and Dr. Jeffrey A. Green.

99.1 Press release dated January 21, 2009.

Certain statements made in this Form 8-K, other SEC filings or written materials or orally made by the Company or its representatives may constitute forward-looking statements that are based on management’s current beliefs, estimates and assumptions concerning the operations, future results and prospects of the Company and the clinical pharmaceutical research industry in general. All statements that address operating performance, events or developments that management anticipates will occur in the future, including statements related to future revenue, profits, expenses, cost reductions, cash management alternatives, restructuring our debt, raising additional funds, income and earnings per share or statements expressing general optimism about future results, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). In addition, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the safe harbors created in the Exchange Act. Factors that may cause actual results to differ materially from those in the forward-looking statements include the limited operating history on which the Company’s performance can be evaluated; the ability of the Company to continue to enhance its software products to meet customer and market needs; fluctuations in the Company’s quarterly results; the viability of the Company’s business strategy and its early stage of development; the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; the Company’s dependence on major customers; government regulation associated with clinical trials and the approval of new drugs; the ability of the Company to compete in the emerging EDC market; losses that potentially could be incurred from breaches of contracts or loss of customer data; the inability to protect intellectual property rights or the infringement upon other’s intellectual property rights; delisting of the Company’s common shares from the Nasdaq due to our failure to continue to meet applicable Nasdaq Capital Market requirements; the Company’s success in integrating ClickFind’s operations into its own operations and the costs associated with maintaining and developing two product suites; the effects and outcomes of the Company’s exploration of potential opportunities directed at maximizing shareholder value; and general economic conditions such as the rate of employment, inflation, interest rates and the condition of capital markets. This list of factors is not all inclusive. In addition, the Company’s success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not undertake any obligation to update any statements whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATATRAK International, Inc.

January 26, 2009	By:	/s/ Raymond J. Merk

Name: Raymond J. Merk
Title: Vice President of Finance, Chief Financial Officer, Chief Operating Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and Release of Claims dated January 21, 2009 between DATATRAK International, Inc. and Dr. Jeffrey A. Green.
99.1	Press release dated January 21, 2009.